EXHIBIT 32.2
Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the
Sarbanes-Oxley Act of 2002
     I, Cheryl K. Beebe, the Chief Financial Officer of Corn Products International, Inc., certify that (i) the report on Form 10-Q for the quarter ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Corn Products International, Inc.

/s/ Cheryl K. Beebe
Cheryl K. Beebe
Chief Financial Officer
May 8, 2006
A signed original of this written statement required by Section 906 has been provided to Corn Products International, Inc. and will be retained by Corn Products International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.